SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 18, 2008, among eMagin Corporation, a Delaware corporation (the “Company”), and each of the purchasers named on Schedule A hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser to the extent required to enable the Company to repay any of its unconverted Amended and Restated 8% Senior Secured Convertible Note Due 2008 (the “Notes”) and/or redeem any of its outstanding Series A Senior Secured Convertible Preferred Stock $0.001 par value (the “Series A Preferred Stock”), if any, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” means this Agreement, together with all appendices, exhibits and schedules attached hereto and the Disclosure Schedule, as the same may be amended or supplemented from time to time, by written agreement of the Company and the Purchasers.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or State of Washington are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Preferred Shares and Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions set forth in Sections 2.3 hereof are satisfied, or such other date as the parties may agree, but in no event later than December 22, 2008.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (Eastern Time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (Eastern Time)), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

“Closing Statement” means the closing statement in the form attached hereto as Schedule B.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Counsel” means Sichenzia Ross Friedman Ference LLP.

“Company Obligation” shall have the meaning set forth in Section 2.1.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agreement” means the Escrow Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated the date hereof, among the Company, Ginola Limited, Rainbow Gate Corporation and Navacorp III LLC, in the form of Exhibit C attached hereto.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to (i) any existing stock or option plan, or (ii) any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) the issuance of shares of Common Stock under the Company’s existing Non-Employee Stock Compensation Plan, (c) options issued to new employees, (d) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities without the Majority Holder’s prior written consent, and (e) securities issued pursuant to acquisitions or strategic transactions or in connection with a strategic alliance collaboration, joint venture, partnership, manufacturing, marketing, distributing or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership manufacturing, marketing, distributing or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged, or proposes to be engaged, in a business similar or related to the business of the Company, provided any such issuance shall only be to a Person which is, or proposes to be, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Holder” means at any time with respect to any share of Preferred Stock the Person shown as the holder of record of such share of Preferred Stock on the records of the Company relating to the Preferred Stock which records are maintained in accordance with applicable law.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Holder” means, at any time, the Holders of a majority of the Preferred Shares outstanding at such time.

“Material Adverse Effect” means (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Notes” shall have the meaning set forth in the preamble of this Agreement.

“NPA” means the Note Purchase Agreement, dated July 21, 2006, as amended on March 28, 2007 and July 23, 2007, between the Company and the purchased named therein.

“NPA Pro Rata Share’ shall have the meaning ascribed to the term “Pro Rata Share” in the NPA and/or SPA, as applicable.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Series B Preferred Stock issued or issuable to (i) each Purchaser pursuant to this Agreement, and (ii) Ginola Limited, Rainbow Gate Corporation and Navacorp III LLC pursuant to the Exchange Agreement.

“Pro Rata Share” means with respect to each capital raising transaction to which Section 4.16 applies, an amount equal to the product obtained from multiplying (a) an amount equal to one-half of the securities being issued in such capital raising transaction, and (b) a fraction of which the numerator is the sum of the Underlying Shares and Warrant Shares issued to a Purchaser under this Agreement, and the denominator is the sum of all Warrant Shares and Underlying Shares issued under this Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” and “Purchasers” shall have the meanings set forth in the preamble of this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers in the form of Exhibit D attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Revised Subscription Amount” shall have the meaning ascribed to such term in Section 4.22.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Shares, the Underlying Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock having the rights and preferences set forth on the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock filed with the Secretary of State for the State of Delaware on July 25, 2007.

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock, $0.001 par value, having the rights and preferences set forth on the Certificate of Designations.

“Shares” means the Underlying Shares and the Warrant Shares issued and outstanding.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“SPA” means the Securities Purchase Agreement, dated April 2, 2008, between the Company and the purchasers named therein.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Preferred Shares and Warrants purchased hereunder as specified next to each Purchaser’s name on Schedule A hereto under the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Escrow Agreement, the Registration Rights Agreement, the Warrants, the Exchange Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit E delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

Section 2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to $6,020,000 of Preferred Shares and Warrants so that the Company will use the proceeds exclusively to (i) repay on the Closing Date any principal and interest on any outstanding Notes not converted pursuant to the terms of the Notes, and (ii) redeem on the Closing Date all Series A Preferred Stock, if any (collectively, the “Company Obligation”).  Subject to the terms and conditions set forth in this Agreement, each Purchaser shall deliver to the Company via wire transfer or a certified check immediately available funds equal to their Subscription Amount, subject to adjustment pursuant to Section 5.2, and the Company shall deliver to each Purchaser their respective Preferred Shares and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Notwithstanding anything to the contrary herein, if, as of the Closing Date, the aggregate Subscription Amount equals more than the Company Obligation, then excess funds shall be returned to such Purchaser pursuant Section 4.22 and the terms of the Escrow Agreement.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Sichenzia Ross Friedman Ference LLP, or such other location as the parties shall mutually agree, including remotely via the exchange of signatures and documents.

Section 2.2 Deliveries.

(a) On or before the Closing Date, the Company shall deliver, or have delivered, to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Escrow Agreement duly executed by the Company;

(iii) the Registration Rights Agreement duly executed by the Company;

(iv) a legal opinion of Company Counsel, in the form of Exhibit F attached hereto;

(v) the Lockup Agreement in the form of Exhibit G attached hereto executed by each director and each of the senior executive officers named as such on Schedule 2.2(a);

(vi) evidence reasonably satisfactory to the Purchasers of the filling of the Certificate of Designations with the Secretary of State of the State of Delaware;

(vii) a copy of the executed Warrants for the number of Warrant Shares as specified next to each Purchaser’s name on Schedule A hereto under the heading “Warrant Shares”, registered in the name of such Purchaser, duly executed by the Company; provided that as soon as possible following the Closing, but in no later than two Business Days following the Closing Date, the Company will deliver by overnight mail the original Warrants to such Purchaser;

(viii) a copy of the signed stock certificate for the number of Preferred Shares as specified next to each Purchaser’s name on Schedule A hereto under the heading “Preferred Shares”, registered in the name of such Purchaser; provided that as soon as possible following the Closing Date, but in no later than two Business Days, the Company will deliver by overnight mail, the original certificate representing the Preferred Shares to such Purchaser;

(ix) an officer’s certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.3(b);

(x) a secretary’s certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance and sale of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and all related documents on behalf of the Company;

(xi) the executed waivers from all of the purchasers to the SPA consenting to the Company entering into the transactions contemplated by this Agreement and the Transaction Documents;

(xii) the executed waivers from Moriah Capital, L.P. consenting to the Company entering into the transactions contemplated by this Agreement and the Transaction Documents;

(xiii) the Exchange Agreement duly executed by the Company, Ginola Limited, Rainbow Gate Corporation and Navacorp III LLC; and

(xiv) the list of warrants with anti-dilution provisions and the new conversion price for such warrants described in Schedule 3.1(g) in paragraph 4.

(b) On or before the Closing Date, each Purchaser shall deliver, or have delivered, to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Escrow Agreement duly executed by such Purchaser;

(iii) the Registration Rights Agreement duly executed by such Purchaser; and

(iv) in no event later than December 19, 2008, such Purchaser’s Subscription Amount, subject to adjustment pursuant to Section 5.2, by wire transfer to the account as specified in writing by the Company.

Section 2.3 Closing Conditions.  The obligations of the Company and the Purchasers to consummate the transactions contemplated to occur at Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if legally permissible to do so:

(a) Conditions to the Obligations of the Company.  The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) Conditions to the Obligations of the Purchaser.  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the satisfaction or waiver thereof prior to Closing of each of the following conditions:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a) Subsidiaries.  All direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement(s) and the declaration of effectiveness by the Commission of such Registration Statement(s), (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (vi) consent from the purchasers to the SPA, (vii) consent from Moriah Capital, L.P., and (viii) notice to the holders of the Notes pursuant to the NPA (collectively, the “Required Approvals”).

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  As of the Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan, the issuance of shares of Common Stock pursuant to the Company’s existing Non-Employee Stock Compensation Plan, and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  Other than as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Other than as disclosed on Schedule 3.1(g), except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension other than Current Reports on Form 8-K.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been and, to the knowledge of the Company, is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  Other than as set forth on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not have or reasonably be expected to result in a Material Adverse Effect.

(o) Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries respective lines of business.

(q) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or Schedule 3.1(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as officers, directors and employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls.  Except as set forth on Schedule 3.1(r), the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company is actively taking steps to ensure that it cures all of the items set forth on Schedule 3.1(r) and the Company agrees that such items shall be cured by no later than December 31, 2009. The Company shall thereafter comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.  Except as set forth on Schedule 3.1(r), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth on Schedule 3.1(r), the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company.  The Company is not, and is not an Affiliate  of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Registration Rights. Other than as set forth on Schedule 3.1(v) and in the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  Other than as set forth on Schedule 3.1(v), the Company is not in default under any agreement or other arrangement related to the registration rights of any Person and does not owe any liquidated damages to any Person related to any registration obligation.

(w) Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure.  The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of any such securities under the Securities Act or under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated, if such integration would cause this Agreement or the transactions contemplated herein to require shareholder approval.

(aa) Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Form S-1 Eligibility.  The Company is eligible to register the resale of the Shares for resale by the Purchaser on Form S-1 promulgated under the Securities Act.

(cc) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(dd) No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ff) Accountants.  The Company’s accountants are set forth in the SEC Reports.  To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, are a registered public accounting firm as required by the Securities Act.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Acknowledgement Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.14 hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or derivative securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or derivative transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in derivative transactions to which any such Purchaser is a party, directly or indirectly, presently may have a short position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any derivative transaction.  The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj) Outstanding Series A Preferred Stock.  As of the Closing Date, no shares of Series A Preferred Stock are issued and outstanding.

(kk) Outstanding Notes.  As of the Closing Date, no Notes are issued and outstanding, except those Notes being converted into Series B Preferred Stock pursuant to the Exchange Agreement, which shall be cancelled pursuant to the terms of the Exchange Agreement.

(ll) Pledge and Security Agreement.  As of the Closing Date, the Pledge and Security Agreement between the Company and Alexandra Global Master Fund, dated July 21, 2006, as amended on July 23, 2007, is terminated pursuant to its terms due to the repayment in full of all principal and interest on the Notes.

(mm) Patent and Security Agreement.  As of the Closing Date, the Patent and Security Agreement between the Company and Alexandra Global Master Fund, dated July 21, 2006, as amended on July 23, 2007, is terminated pursuant to its terms due to the repayment in full of all principal and interest on the Notes.

Section 3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  Such Purchaser understands that the Securities are restricted securities and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information.  Such Purchaser acknowledges that it has reviewed the Disclosure Schedules and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Schedules and the Company’s representations and warranties contained in the Transaction Documents.

(g) Certain Trading Activities.  Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since it was contacted by the Company in November 2008 regarding this transaction.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h) Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), and subject to compliance with any applicable securities laws and conditions set forth in this Section 4.1, if a Purchaser wishes to transfer Securities, at such Purchaser’s request, and subject to the delivery by such Purchaser of such documentation as may be reasonably requested by the Company or its counsel, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect a transfer of any of the Securities.  As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to a registration statement or Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) if such Shares are eligible for sale under Rule 144 without volume restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act and the rules and regulations promulgated thereunder (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Preferred Share or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Shares, such Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees, and represent and covenants to the Company, that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(f) Until the six month anniversary of the date hereof, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the then outstanding Majority Holder.

Section 4.2 Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval of the sale of the Securities to the Purchasers unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.4 Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. Eastern time on the next Trading Day following the Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the 8-K filed by the Company pursuant to this Section 4.4, including the exhibits and any amendments thereto, the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations.

Section 4.5 Stockholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any stockholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.6 Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 4.7 Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities hereunder solely to repay the Company Obligation on the Closing Date.  Any surplus funds will be returned to the Purchasers pursuant to Section 4.22.

Section 4.8 Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except to the extent that such claims are based on a breach of any representations and warranties or covenants made by the Purchasers in Transaction Documents.

Section 4.9 Indemnification of Purchasers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchasers and their directors, officers, stockholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

Section 4.10 Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares and Warrant Shares upon conversion of the Preferred Shares and Warrant, respectively.

Section 4.11 Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

Section 4.12 Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.13 Subsequent Equity Sales.

(a) So long as Holders own in the aggregate at least 577 outstanding shares of Preferred Stock, from the date hereof until the earlier of one year from the date hereof or 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents without the Majority Holder’s prior written consent; provided, however, the period set forth in this Section 4.13 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, unless such Shares may be sold pursuant to Rule 144 without volume restrictions, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares; provided, further, that such subsequent issuance of shares must be registered after the registration of the Securities.

(b) So long as Holders own in the aggregate at least 577 outstanding shares of Preferred Stock, from the date hereof until all the Shares become eligible for resale under the Rule 144 without volume restrictions, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent financing involving a Variable Rate Transaction without the Majority Holder’s prior written consent.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

Section 4.14 Short Sales and Confidentiality After The Date Hereof.  Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Purchaser was contacted in November 2008 by the Company or any other Person regarding an investment in the Company.  Such Purchaser covenants that neither it nor any Person acting on behalf of or pursuant to any understanding with such Purchaser will engage in any transactions in the securities of the Company (including Short Sales) within 30 days of Closing Date.  Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 4.15 Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser to such Purchaser within three (3) Trading Days of the Closing Date.

Section 4.16 Right of Purchaser to Participate in Future Transactions.  So long as Holders own in the aggregate at least 577 outstanding shares of Preferred Stock, the Purchasers will have a right to participate, on the terms and conditions set forth in this Section 4.16, in all sales by the Company of any of Common Stock or Common Stock Equivalents in each capital raising transaction, if any, that occurs at any time when the Securities, or any instrument issued upon transfer or split up thereof, remains outstanding (in whole or in part), other than any such sale that is a public offering underwritten on a firm commitment basis and registered with the Commission under the Securities Act and other than a Exempt Issuance; provided, however, that if under legal requirements applicable to a particular transaction the only Persons eligible to purchase securities in such transaction are “accredited investors,” within the meaning of Rule 501 under the Securities Act, then the Purchaser must be an accredited investor in order to purchase securities in such transaction.  For any such transaction during such period, the Company shall give at least four Business Days advance written notice to the Purchaser prior to any offer or sale of any of the Company’s securities in such transaction by providing to the Purchaser a term sheet which (i) contains all significant business terms of such proposed transaction, (ii) is sufficiently detailed so as to reasonably permit the Purchaser the opportunity to determine whether or not to exercise its rights under this Section 4.16 and (iii) is at least as detailed as the term sheet or summary of such transaction as the Company shall furnish to any offeree or broker in such transaction.  The Purchaser shall have the right to participate in such proposed transaction and to purchase its Pro Rata Share of such securities which are the subject of such proposed transaction for the same consideration and on the same terms and conditions as contemplated for sales to third parties in such transaction (or such lesser portion thereof as specified by the Purchaser).  If the Purchaser elects to exercise its rights hereunder for a particular transaction, it shall deliver written notice to the Company within four Business Days following receipt from the Company of the notice and term sheet meeting the requirements of this Section 4.16, which notice from the Purchaser shall be conditional upon (i) the Purchaser’s receipt of satisfactory definitive documents for such transaction from the Company if the Company has not furnished final, definitive documents for such transaction to the Purchaser at or before the time the Company gives such notice of such transaction to the Purchaser, and (ii) the satisfaction of the other conditions precedent to the obligations of purchasers generally in such transaction to complete such transaction.  If, subsequent to the Company giving notice to the Purchaser hereunder but prior to any of (i) the Purchaser exercising its right to participate, (ii) the expiration of the four Business Day period without response from the Purchaser or (iii) the rejection of such offer for such financing by the Purchaser, the terms and conditions of the proposed sale to third parties in such transaction are changed from those disclosed in the term sheet provided to the Purchaser, the Company shall be required to provide a new notice and term sheet meeting the requirements of this Section 4.16, reflecting such revised terms, to the Purchaser hereunder and the Purchaser shall have the right, which must be exercised within four Business Days of the date the Purchaser receives such new notice and such revised term sheet, to exercise its rights to purchase the securities on such changed terms and conditions and otherwise as provided hereunder.  If the Purchaser does not exercise its rights hereunder with respect to a proposed transaction within the period or periods provided, or affirmatively declines to engage in such proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Purchaser (assuming the Purchaser has consented to the transaction, if required, pursuant to this Agreement and such transaction does not violate any other term or provision of the Transaction Documents), provided that if such proposed transaction is not consummated within 75 days following the Company’s notice hereunder, then the rights hereunder shall again be afforded to the Purchaser for such proposed transaction.  The rights and obligations of this Section 4.16 shall in no way limit or restrict the other rights of the Purchaser pursuant to this Agreement.  Notwithstanding anything herein to the contrary, failure of the Purchaser to affirmatively elect in writing to participate in any proposed transaction within the required time frames shall be deemed to be the equivalent of Purchaser’s decision not to participate in such proposed transaction.  Notwithstanding the foregoing, this Section 4.16 shall not apply in respect of an Exempt Issuance.  The rights of the Purchaser under this Section 4.16 shall apply to all capital raising transactions described in Section 4.16 that occur during the period specified in this Section 4.16.

Section 4.17 Limitation on Certain Transactions.  So long as Holders own in the aggregate at least 577 outstanding shares of Preferred Stock, from the date of this Agreement until after the date all the Shares become eligible for resale under Rule 144 without volume restrictions or the Effective Date, without the prior written consent of the Majority Holder (which consent may be withheld in the Majority Holder’s sole discretion), the Company shall not issue or sell or agree to issue or sell any securities in a capital raising transaction, unless such securities will not be, and are not, registered for sale or resale under the Securities Act until on or after such Effective Date; provided, however, that the limitation of this Section 4.17 shall not apply to Exempt Issuances.

Section 4.18 Company Obligation.  Except for the Notes being converted into Series B Preferred Stock pursuant to the Exchange Agreement, the Company agrees that following the Closing Date, there shall be no outstanding Notes (or interest thereon) or Series A Preferred Stock and that the Company Obligation will be fulfilled in its entirety.  The Company agrees that the Notes being converted into Series B Preferred Stock shall be cancelled pursuant to the terms of the Exchange Agreement.

Section 4.19 Series A Preferred Stock.  The Company agrees that it will not issue any Series A Preferred Stock after the Closing Date and that it will retire the Series A Preferred Stock within five Business Days following Closing.

Section 4.20 Certificate of Designations.  On the Closing Date, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware.

Section 4.21 Original Preferred Stock Certificates and Warrants.  As soon as possible following the Closing, but in no later than two Business Days following the Closing Date, the Company will deliver by overnight mail, the original certificates representing the Preferred Shares and the original Warrants to the Purchasers.

Section 4.22 Over Subscription.  If, as of the Closing Date, the aggregate Subscription Amount equals more than the Company Obligation, then (i) each Purchaser’s Subscription Amount that exceeds the NPA Pro Rata Share will be reduced to its NPA Pro Rata Share, and then, if necessary, each Purchaser’s NPA Pro Rata Share will be proportionately increased until the earlier of (A) such Purchaser’s Subscription Amount is met, and (B) the aggregate Subscription Amount equals the Company Obligation the (“Revised Subscription Amount”), and (ii) the difference between the Revised Subscription Amount and the Subscription Amount shall be returned to such Purchaser pursuant to the calculation in (i) above and the terms of the Escrow Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 31, 2008; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

Section 5.2 Fees and Expenses.  The Company shall deliver to the Purchasers, prior to the Closing, a completed and executed copy of the Closing Statement.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

Section 5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern Time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto until changed by notice given in accordance with this Section.

Section 5.5 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

Section 5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

Section 5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of choice of law and conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding has been commenced in an improper or inconvenient venue for such proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.10 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

Section 5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by electronic or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 5.12 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.13 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, such demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 5.15 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

Section 5.18 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Notices.  All communications, notices, instructions and consents provided for herein or in connection herewith will be in writing and be sent to the address below and will be (a) given in person, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or (d) sent by a reputable nationwide overnight courier service.  Any such communication, notice, instruction or consent will be deemed to have been delivered: (w) on receipt if given in person; (x) three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (y) on the date of transmission if sent by telex, facsimile or other means of wire transmission (if such transmission is on a Business Day, otherwise on the next Business Day following such transmission), or (z) one Business Day after it is sent via a reputable nationwide overnight courier service.  Notices will be addressed as follows; provided, however, that if the Company designates a different address by notice to the Purchasers or a Purchaser designates a different address by notice to the Company, then to the last address so designated:

To the Company:

eMagin Corporation
10500 NE 8th Street, Suite 1400
Bellevue, WA  98004
Attention:  Chief Financial Officer

with a copy to:

Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York  10006
(212) 930-9700 telephone
(212) 930-9725 fax

To the Purchasers:  To the address listed on Schedule A

Section 5.20 Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

eMAGIN CORPORATION

/s/ Paul Campbell
Paul Campbell
Interim Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STILLWATER LLC

By:	/s/ Mortimer D.A. Sackler
Mortimer D.A. Sackler
President

Address for Delivery of Securities for Purchaser (if not the same address listed on Schedule A):
Subscription Amount:
Preferred Shares:
Warrant Shares:
EIN Number:

SCHEDULE A

LIST OF PURCHASERS

Purchaser	Preferred Shares	Warrant Shares	Subscription Amount
Stillwater LLC c/o The Acorn Foundation for the Arts and Sciences, Inc. 15 East 62nd Street New York, New York 10012 with a copy to: Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Attention: Stuart D. Baker Facsimile No.: 212-541-5369	4,033	1,875,467	$4,033,000

SCHEDULE B

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase $4,033,000 of Series B Preferred Stock from eMagin Corporation, a Delaware corporation (the “Company”). All funds will be wired into a trust account maintained by Sichenzia Ross Friedman Ference LLP, counsel to the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: December 22, 2008

I. PURCHASE PRICE
Gross Proceeds Received in Trust	$4,033,000

II. DISBURSEMENTS
Alexandra Global Master Fund Ltd.	$3,014,000.00
Rainbow Gate Corporation	$266.67
Ginola Limited	$733.33
David M. Gottfried	$251,166.67
Iroquois Master Fund, Ltd.	$142,972.10
HU Investments, LLC	$200,933.33
Navacorp III, LLC	$933.33
BTG Investments	$200,933.33
David A. Kincade	$100,466.67
Thomas G. Wales	$50,233.33
John Darst Atherly	$40,186.67
Olivier F. Prache	$10,046.67
Roth Capital Partners	$20,093.33

Total Amount Disbursed:	$4,032,965.43

SCHEDULE 2.2(a)

LIST OF LOCKUP AGREEMENT SIGNATORIES

Name	Capacity
Andrew Sculley	Chief Executive Officer, Director
Paul Campbell	Interim Chief Financial Officer
Claude Charles	Director
Paul Cronson	Director
Irwin Engelman	Director
Jacob Goldman	Director
Stephen Seay	Director
Thomas Paulsen	Director

SCHEDULE 3.1(a)

DIRECT AND INDIRECT SUBSIDIARIES

eMagin Corporation has one direct subsidiary and indirect subsidiaries as indicated below:

Direct Subsidiaries

Virtual Vision, Inc.                                                                A dormant subsidiary incorporated in the State of Delaware

Indirect Subsidiaries

None

SCHEDULE 3.1(g)

Capitalization Summary

Common Stock shares issued and outstanding	15,018,839 shares
Shares issuable upon option exercise	1,607,673 shares (1)
Shares issuable upon warrant exercise	10,403,772 shares (2), (4)
Shares issuable upon conversion of debt	8,330,689 shares (3), (5), (6)
Total shares outstanding and issuable	35,360,973 shares

Note:  Closing price of the Company’s Common Stock as of December 5, 2008 was $0.44 per share.

1. The Company has a total of 1,607,673 options outstanding of which approximately 467,543 of these options have an exercise price of $2.60 per share or greater.

2. The Company has a total of 10,403,772 warrants outstanding with an average strike price of $2.10 per share.  Approximately 107,052 of these warrants are in the money with a strike price of $0.35 per share or less.

3. The Company has convertible debt with an aggregate principal balance of $5,962,309 outstanding that is convertible into 8,330,689 shares of common stock.

4. Pursuant to anti-dilution provisions contained in warrant agreements the Company has previously issued, the purchase price associated with those warrants is to be adjusted when common stock or common stock equivalents are issued at a price per share that is less than the purchase price contained in respective warrants.

5. Pursuant to Section 6.3 of the Amended and Restated 8% Senior Secured Convertible Notes Due 2008, anti-dilutive adjustments to the conversion price per share can occur in the event the Company sells common shares or issues common stock equivalents at a price per share that is less than the $0.75 per share note conversion price that is currently available to such note holders.

6. Pursuant to the Loan and Security Agreement by and between Moriah Capital, L.P. (“Moriah”) and the Company dated August 7, 2007, as amended as of January 30, 2008 by Amendment No.1, as further amended as of March 18, 2008 by Amendment No.2, as further amended by Amendment No.3 and effective as of August 7, 2008, the Company is required to have the written consent of Moriah to repay its outstanding 8% Senior Secured Notes and redeem any outstanding Shares of its Series A Senior Secured Convertible Preferred Stock, which consent has been obtained.

7. 8% Senior Secured Convertible Note holders have a right of participation in financings of the Company.  Notice of the proposed financing was provided to all such note holders on December 8, 2008 and they had until December 12, 2008 to notify the Company if they intended to participate in the proposed transaction.

8. Pursuant to Section 4.16 of the Securities Purchase Agreement, among the Company and the purchasers to such agreement (the “April 2008 Purchasers”), dated as of April 2, 2008 (the “April 2008 Securities Purchase Agreement”), the April 2008 Purchasers have the right to participate in the transaction contemplated by the Transaction Documents.  On December 8, 2008, the Company sent the April 2008 Purchasers the notice of participation required by Section 4.16.  The April 2008 Purchasers had until December 12, 2008 to notify the Company of their intent to participate in the proposed transaction.

9. Pursuant to Section 4.13 of the April 2008 Securities Purchase Agreement, until the earlier of April 2, 2009 or ninety days from the Effective Date (as defined in the April 2008 Securities Purchase Agreement), the Company cannot issue shares of its common stock or Common Stock Equivalents (as defined in the April 2008 Securities Purchase Agreement).  As of the Closing Date, the Company has received all of the consents of the April 2008 Purchasers to issue the Securities as required by the Transaction Documents or such consent has been waived by the Purchasers.

10. Pursuant to anti-dilution provisions contained in warrant agreements the Company has issued to the April 2008 Purchasers, the purchase price associated with those warrants is be adjusted when common stock or common stock equivalents are issued at a price per share that is less than the purchase price contained in such warrants.

SCHEDULE 3.1(n)

Pursuant to the certain Pledge and Security Agreement, between the Company and Alexandra Global Master Fund (“Collateral Agent”), as collateral agent dated July 21, 2006, as amended on July 23, 2007 (collectively, the “Pledge and Security Agreement”), the Company gave the Collateral Agent a security interest in all of its Collateral (as defined in the Pledge and Security Agreement), including all of the Company’s assets (subject to the Intercreditor Agreement between the Company, Moriah Capital, L.P. and Alexandra Global Master Fund LTD (in its capacity as collateral agent), dated August 7, 2007 (the “Intercreditor Agreement”)).  However, as of the Closing Date, the Pledge and Security Agreement will be terminated pursuant to its terms due to the repayment in full of all principal of any premium, if any, and interest on the Notes and the payment in full of all other amounts for Obligations (as defined in the Pledge and Security Agreement) pending on the Closing Date.

Pursuant to the Loan and Security Agreement (“Loan and Security Agreement”) between the Company and Moriah Capital, L.P. dated August 7, 2007, as amended as of January 30, 2008 by Amendment No.1, as further amended as of March 18, 2008 by Amendment No.2, as further amended by Amendment No.3 effective as of August 7, 2008, the Company granted Moriah Capital, L.P. a security interest in the Company’s assets subject to the terms of the Intercreditor Agreement.  In connection with the Loan and Security Agreement, the Company executed a Patent and Trademark Security Agreement, pursuant to which the Company granted a security interest in its intellectual property.

SCHEDULE 3.1(q)

Paul Cronson, a member of the Company’s Board of Directors, is a representative of Navacorp II LLC, a holder of a $200,000 Note and Navacorp II LLC will be a party to the Exchange Agreement.

Olivier Prache an employee of the Company is a holder of a $10,000 Note and will have his note repaid.

SCHEDULE 3.1(r)

Sarbanes-Oxley: Internal Accounting Controls

In connection with the Company management’s report on internal control over financial reporting filed in the Company’s annual report as of December 31, 2007, the Company disclosed certain “material weaknesses” and/or “significant deficiencies”, as such terms are defined under standards established by the Public Company Accounting Oversight Board, with respect to its compliance with Section 404 of the Sarbanes-Oxley Act.  For the year ended December 31, 2008, the Company expects to have made substantial improvements in the areas where the material weaknesses were identified however it anticipates it will continue to have “material weaknesses” and/or “significant deficiencies”.

SCHEDULE 3.1(v)

Registration Rights

Pursuant to Section 8 of the Note Purchase Agreement, dated July 21, 2006 and amended July 23, 2007 (collectively, the “Note Purchase Agreement”), with respect to the Notes and related warrants, the Company is obligated to file (subject to the terms and conditions of the Note Purchase Agreement) registration statements with respect to 6,908,864 note conversion shares and 4,831,859 warrant shares.  As of the Closing Date, the foregoing registration rights related to the note conversion shares only will be terminated since there will be no outstanding Notes on such date.  However, subject to the terms of the Note Purchase Agreement, the Company is still obligated to seek registration of shares of the Company’s common stock underlying the warrants and for those shares which were issued upon previous conversions of the Notes.

Pursuant to the (i) Registration Rights Agreement, dated August 7, 2007, between the Company and Moriah Capital, L.P, as amended by the Amendment dated August 20, 2008 and effective as of August 7, 2008, and (ii) Warrant Issuance Agreement dated January 30, 2008, as amended on February 28, 2008 by Amendment No.1, and further amended by Amendment No. 2 dated August 20, 2008 and effective as of August 7, 2008, the Company is obligated to file a registration statement (subject to the terms of the such agreements) with respect to 1,370,000 shares issuable upon exercise of warrants  and 791,500 common shares.

In connection with the Securities Purchase Agreement dated as of April 2, 2008, among the Company and the purchasers signatories to such agreement (the “April 2008 Purchasers”), the Company executed a Registration Rights Agreement with the April 2008 Purchasers pursuant to which the Company is required to file a registration statement with respect to 1,586,539 shares of the Company’s common stock and 793,273 shares issuable upon exercise of warrants.

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS OF

SERIES B CONVERTIBLE PREFERRED STOCK

EXHIBIT B

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of December 18, 2008, by and among eMagin Corporation, a Delaware corporation (the “Company”), each purchaser of the purchasers named on Schedule A hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined in the first recital herein).

W I T N E S S E T H:

WHEREAS, the Purchasers will be purchasing from the Company, severally and not jointly with the other Purchasers, in the aggregate, up to $6,020,000 of shares of the Company’s Series B Convertible Preferred Stock on the Closing Date to the extent required to enable the Company to use the proceeds exclusively to repay any of its unconverted Amended and Restated 8% Senior Secured Convertible Note Due 2008 and/or redeem any of its outstanding Series A Convertible Preferred, if any, as set forth in the Securities Purchase Agreement, dated the date hereof, between the Purchasers and the Company (the “Purchase Agreement”); and

WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act and pursuant to the terms of the Transaction Documents; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Subscription Amounts in escrow upon the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE VI       ARTICLE I

ARTICLE VII  TERMS OF THE ESCROW

Section 7.1 1.1           The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of up to $6,020,000 (the “Funds”) of shares of the Company’s Series B Convertible Preferred Stock as contemplated by the Purchase Agreement.

Section 7.2 1.2           Upon the Escrow Agent’s receipt of the Funds from the Purchasers for the Closing into its master escrow, it shall telephonically advise the Company, or the Company’s designated attorney or agent, of the amount of Funds it has received into its master escrow account.

Section 7.3 1.3           Wire transfers to the Escrow Agent shall be made as follows:

                                                Citibank
New York, NY
A/C of Sichenzia Ross Friedman Ference LLP (IOLA Account)
A/C#:    92883436
ABA#:       021000089
SWIFT Code:   CITIUS33
REMARK:   EMAGIN CORPORATION

1.4 Once the Escrow Agent receives all Release Notices, in the form attached hereto as Exhibit A (the “Release Notice”), executed by the Company and each Purchaser, the Escrow Agent shall wire the aggregate Funds in accordance with the Closing Statement.  In the event that within five Business Days of the Escrow Agent notifying the Company that it has custody of the Funds, the Escrow Agent has not received the Release Notice executed by the Company and each Purchaser, then each Purchaser shall have the right to demand the return of their portion of the Funds.  In the event that after the Closing Date any Funds remain in the Escrow Agent’s master escrow account, within three Business Days of the Closing Date, the Escrow Agent shall return to such Purchaser their portion of those Funds, if any, pursuant to Section 4.22 of the Purchase Agreement.

1.5 Wire transfers to the Company shall be made pursuant to written instructions from the Company provided to the Escrow Agent on the Closing Date.

1.6 At the Closing, the Company shall pay the Escrow Agent a $2,500 fee.

(a)

ARTICLE VIII        ARTICLE II
ARTICLE IX        MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers.  In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore

2.15 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.16 The Escrow Agent shall be permitted to act as counsel for the Company in any transaction and/or dispute including any dispute between the Company and the Purchasers, whether or not the Escrow Agent is then holding the documents or escrow funds held by the Escrow Agent hereunder.

************************

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

EMAGIN CORPORATION
By:__________________________________________ Name: Title:
With a copy to (which shall not constitute notice): Sichenzia Ross Friedman Ference LLP 61 Broadway, New York 10006.
ESCROW AGENT:
SICHENZIA ROSS FRIEDMAN FERENCE LLP
By:__________________________________________ Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGE OF PURCHASERS TO ESCROW AGREEMENT]

[Name of Purchaser]

____________________________________

[By:]

[Title:]

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

SCHEDULE A

LIST OF PURCHASERS

Purchaser	Subscription Amount
Stillwater LLC c/o The Acorn Foundation for the Arts and Sciences, Inc. 15 East 62nd Street New York, New York 10012

EXHIBIT A
RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of December ___, 2008, among eMagin Corporation, the Purchasers signatory thereto and Sichenzia Ross Friedman Ference LLP, as Escrow Agent (the “Escrow Agreement”; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Securities set forth in the Purchase Agreement have been satisfied.  The Company acknowledges that the Closing Statement has been delivered by the Company to the Escrow Agent. The Company and the undersigned Purchaser hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the Funds to be released as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Purchaser.

This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of December 2008.

EMAGIN CORPORATION
By:__________________________________________ Name: Title:

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF PURCHASERS TO RELEASE NOTICE]

[Name of Purchaser]

____________________________________

[By:]

[Title:]

Address:

EXHIBIT C

FORM OF EXCHANGE AGREEMENT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF WARRANTS

EXHIBIT F

FORM OF LEGAL OPINION

December 22, 2008

To the Purchasers listed on

Schedule A attached hereto

Re:           eMagin Corporation Legal Opinion

Ladies and Gentlemen:

We have acted as counsel to eMagin Corporation, a Delaware corporation (the “Company”), in connection with the Securities Purchase Agreement, dated as of December 18, 2008, between you and the Company (the “Purchase Agreement”) and the transactions contemplated therein.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.  The Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement, the Escrow Agreement, the Exchange Agreement and the Warrants are hereinafter referred to collectively as the “Transaction Documents.”  As to other questions of fact relevant to our opinion, we have made no independent verification of the facts and we have relied upon statements or certificates of public officials and officers of the Company.

In connection with this opinion, we have examined originals or photostatic or certified copies of (i) the Transaction Documents, (ii) the Company’s Certificate of Incorporation, as amended and restated, as in effect on the date hereof (the “Certificate of Incorporation”), and (iii) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

In rendering the opinions set forth in this opinion letter, we assume the following:

(a) the legal capacity of each natural person;

(b) the legal existence of all parties to the transactions referred to in the Transaction Documents;

(c) the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;

(e) the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

(f) the transactions referred to in the Transaction Documents have been consummated;

(g) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

(h) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

(i) the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us other than the Transaction Documents, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(j) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us;

(k) the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(l) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

(m) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

(n) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

(o) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of bna, cch and prentice-hall) or otherwise generally accessible (e.g., lexis or westlaw) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

(p) that agreements other than the Transaction Documents that are related to the transactions referred to in the Transaction Documents will be enforced as written;

(q) that no action, discretionary or otherwise will be taken by or on behalf of the Company in the future that might result in a violation of law;

(r) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

(s) that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress;

(t) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult;

(u) no shares of the Series A Preferred were issued or outstanding; and

(v) the Notes have been repaid, exchanged and/or converted and are not outstanding as of the date hereof.

Whenever a statement herein is qualified by “to our knowledge” or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (a) no information that would give those lawyers who participated in the representation of the Company in connection with the Transaction Documents (collectively, the “Transaction Participants”) current actual knowledge of the inaccuracy of such statement has come to their attention; (b) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (c) any limited investigation or inquiry otherwise undertaken by the Transaction Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (d) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.  We also call to your attention to the fact that we are not general counsel to the Company and we are not familiar with all aspects of either the business affairs of the Company.  We have not conducted an independent audit of the Company or its files.  As to certain questions of fact material to this opinion, we have relied upon statements or certificates from the Company or person(s) acting on behalf of the Company.

The validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (a) bankruptcy, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.  In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the Purchasers thereunder.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America.  In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a good standing of the Company from the Secretary of State of Delaware dated December 5, 2008.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions stated in this letter, we are of the opinion that as of the date hereof:

1. The Company is a corporation duly authorized, validly existing, and in good standing in Delaware, its state of incorporation.  The Company has all requisite corporate power and authority to (i) conduct its business as presently conducted as described in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on April 14, 2008; (ii) own and operate its property; and (iii) lease the property its leases.

2. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by its Board of Directors and no further consent or authorization of the Company’s Board of Directors or its stockholders are required.  Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. To our knowledge, except as specifically disclosed in the Purchase Agreement or the SEC Reports, no shares of Common Stock are entitled to preemptive or similar rights.  To our knowledge, except as specifically disclosed in the Purchase Agreement or the SEC Reports or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

4. The Series B Preferred Stock has been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement and Certificate of Designations shall have been validly issued, fully paid and nonassessable.  When issued by the Company in accordance with the terms of the Purchase Agreement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.  When issued by the Company in accordance with the Certificate of Designations, the Underlying Shares will be validly issued, fully paid and non assessessable.

5. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate  of Incorporation or Bylaws; (ii) provided that the Company obtains the Required Approvals (, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or other written instrument of the Company or a Subsidiary thereof or other written agreement or understanding to which the Company or a Subsidiary thereof is a party, and which is attached as an exhibit to the Company’s Annual Report for the year ended December 31, 2007, filed with the Securities and Exchange Commission on April 14, 2008;  (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any court or governmental authority of which we have knowledge.

6. To the best of our knowledge and provided that the Company obtains the Required Approvals, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company or any third party is required to be obtained by the Company in connection with the execution, delivery and performance by the Company of the Transaction Documents.

7. To the best of our knowledge, other than as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its respective obligations under the Transaction Documents.

8. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

9. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Purchasers set forth in Section 3.2 of the Purchase Agreement, the offer, issuance and sale of the Series B Preferred Stock and Warrants and the offer, sale and issuance of the Underlying Shares and the Warrant Shares to the Purchasers pursuant to the applicable Transaction Documents are exempt from the registration requirements of the Securities Act.

This opinion is furnished pursuant to the request of the addressees hereof and is rendered by us solely for the benefit of the addressees hereof in connection with the Transaction Documents.  We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Transaction Documents.  This opinion may not be used, disseminated, circulated, quoted referred to or relied upon by any other person or for any other purpose without our prior written consent.  This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date.  We assume no duty to update or supplement this opinion to reflect any fact or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

Sincerely,

DRAFT

Sichenzia Ross Friedman Ference LLP

SCHEDULE A

PURCHASERS	PURCHASE PRICE
STILLWATER LLC	$4,033,000

EXHIBIT G

FORM OF LOCKUP AGREEMENT

December 18, 2008

To the Investors listed on
Schedule A attached hereto

Re:   eMagin Corporation Lockup Agreement

Ladies and Gentlemen:

The undersigned is an owner of record or a beneficial owner of shares of common stock (the “Common Stock”) of eMagin Corporation, a Delaware corporation (the “Company”) or securities convertible into or exchangeable or exercisable for shares of Common Stock.  The Company proposes to carry out a transaction involving the sale of shares of its Series B Convertible Preferred and/or securities convertible into or exchangeable or exercisable for the Company’s Common Stock (the “Transaction”).  The undersigned recognizes that the Transaction will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital exclusively to enable the Company to repay its unconverted Amended and Restated 8% Senior Secured Convertible Notes Due December 22, 2008 and/or redeem any of its outstanding Series A Senior Secured Preferred Stock.  The undersigned acknowledges that the investors in the Transaction (the “Investors”) are or will be relying on the representations and agreements of the undersigned contained in this letter agreement (the “Letter Agreement”) in carrying out the Transaction and in entering into agreements with the Company.

To induce the Investors to continue their efforts in connection with the Transaction, the undersigned hereby agrees that, without the prior written consent of the majority of the Investors (as computed by the amount invested in this Transaction, the “Majority Investors”), which consent may be withheld in their sole discretion, the undersigned will not (and will cause the undersigned’s spouse, and the immediate family of such spouse or the undersigned living in the undersigned’s household, not to), during the period commencing on the date hereof and ending 180 days after the date hereof  (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Common Stock (whether such shares or any such securities are now owned or are hereafter acquired by the undersigned, or the undersigned’s spouse or family member), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The undersigned further agrees not to announce an intention to do any of the foregoing during the Restricted Period.  If (i) during the last 17 days of the Restricted Period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding anything else herein, the restrictions contained in the foregoing paragraphs shall not apply to any of the following: (a) transfers of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, by will or intestacy or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (b) distributions by a trust to its beneficiaries of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, or (c) the securities sold or issued in the Transaction; provided that in the case of any transfer or distribution pursuant to clauses (a) or (b), each donee, distributee, trustee or beneficiary shall sign and deliver a lock-up agreement in favor of the Investors substantially in the form of this Letter Agreement.

In addition, with respect to the Transaction only (and any registration statement to be filed in connection therewith), the undersigned waives any rights, including any and all notice rights and requirements, relating to registration under the Securities Act of 1933, as amended (the “Securities Act”), of any shares of Common Stock (or any security convertible into or exchangeable or exercisable for Common Stock) owned either of record or beneficially by the undersigned.  The undersigned further agrees that, without the prior written consent of the Majority Investors, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock. Notwithstanding anything to the contrary herein, the undersigned may be included as a selling shareholder in any registration statement filed by the Company on Form S-8.

During the Restricted Period only, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer (except those in compliance with the restrictions set forth in this Letter Agreement) of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned, provided such instructions specifically state that they are null and void after 180 days from the date hereof.  This Letter Agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Letter Agreement shall be null and void on the sooner of 180 days from the date hereof or the date on which the Investors no longer beneficially own any Securities (as defined in the Securities Purchase Agreement between the Company and the Investors dated the date hereof).

In witness whereof, the undersigned has executed and delivered this Letter Agreement to be effective as of the date first set forth above.

Very truly yours,

By:	/s/
(Printed Name of Holder)

By:
(Signature)

(If signing on behalf of an entity, print name of person signing and indicate title or capacity, including as a custodian or trustee.)

SCHEDULE A

INVESTOR	PURCHASE PRICE
STILLWATER LLC 15 East 62nd Street New York, New York 10021	$4,035,000

Total	$4,035,000